EXHIBIT 23.2




                 CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to The Stock Purchase Loan Plan for Foreign Affiliates of The Coca-Cola Company and to the incorporation by reference therein of our reports dated January 24, 1997, with respect to the consolidated financial statements and schedule of The Coca-Cola Company incorporated by reference or appearing in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                        Ernst & Young LLP

Atlanta, Georgia
May 19, 1997